Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

On February 4, 2022 (“Closing” or the “Closing Date”), Fast Radius Inc. (formerly named ECP Environmental Growth Opportunities Corp. (“ENNV”)) (the “Company”) consummated a business combination with Fast Radius Operations, Inc. (formerly named Fast Radius, Inc.) (“Legacy Fast Radius”), pursuant to which ENNV Merger Sub, Inc., a wholly owned subsidiary of ENNV (“Merger Sub”), merged with and into Legacy Fast Radius, with Legacy Fast Radius surviving the Merger as a wholly owned subsidiary of ENNV (the “Business Combination”). After giving effect to the Business Combination, the Company owns, directly or indirectly, all of the issued and outstanding equity interests of Legacy Fast Radius and its subsidiary and the equity holders of Legacy Fast Radius immediately prior to the Business Combination own a portion of the Company’s common stock, par value $0.0001 per share (“Common Stock”).

The unaudited pro forma condensed combined balance sheet of the Company as of December 31, 2021 and the unaudited pro forma condensed combined statement of operations for the Company for the year ended December 31, 2021 present the combination of the financial information of ENNV and Legacy Fast Radius after giving effect to the Business Combination, and related adjustments described in the accompanying notes.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 gives pro forma effect to the Business Combination as if it had occurred on January 1, 2021. The unaudited pro forma condensed combined balance sheet as of December 31, 2021 gives pro forma effect to the Business Combination as if it were completed on December 31, 2021.

The unaudited pro forma condensed combined financial information is based on and should be read in conjunction with the audited historical financial statements of ENNV including the accompanying notes, which are included in our Annual Report on Form 10-K for the year ended December 31, 2021 (the “Form 10-K”), as well as the audited historical financial statements of Legacy Fast Radius including the accompanying notes, which were filed by the Company as Exhibit 99.1 to Amendment No. 1 on Form 8-K/A on March 30, 2021 (the “Form 8-K/A”).

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the Company’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed. The assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes.

FAST RADIUS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of December 31, 2021

(In thousands, except per share amounts)

	Legacy Fast (Historical) Radius	ENNV (Historical)	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$8,702	$82	$1,250	A	$103,791
			345,034	F
			75,000	G
			(8,336)	H
			(2,000)	M
			(500)	O
			(315,441)	P
Accounts receivable, net of allowances for doubtful accounts of $930	7,015	—	—		7,015
Inventories	449	—	—		449
Prepaid production costs	987	—	—		987
Prepaid expenses and other current assets	4,422	728	(3,605)	H	1,545
Income taxes receivable	—	—	—		—

Total current assets	21,575	810	91,402		113,787

Non-current assets:
Marketable securities held in Trust Account	—	345,034	(345,034)	F	—
Property and equipment, net	9,528	—	—		9,528
Other non-current assets	535	77	—		612

Total non-current assets	10,063	345,111	(345,034)		10,140

TOTAL ASSETS	$31,638	$345,921	$(253,632)		$123,927

LIABILITIES, TEMPORARY EQUITY, AND STOCKHOLDERS’ EQUITY (DEFICIT)
Accounts payable	3,987	81	8,051	H	12,119
Accrued compensation	3,097	—	3,550	E	6,647
Accrued and other liabilities	11,610	3,409	(9,314)	H	5,417
			(467)	N
			179	Q
Franchise tax payable	—	179	(179)	Q	—
Advances to customers	258	—	—		258
Payables to related party	2,513	500	(500)	O	2,513
Warrant liability	2,968	—	(2,968)	B	—
Current portion of term loan	13,266	—	(2,000)	M	11,266

Total current liabilities	37,699	4,169	(3,648)		38,220

Non-current liabilities:
Warrant liability	—	10,498	444	A	10,942
Forward purchase agreement	—	175	(175)	A	—
Term loans – net of current portion and debt issuance costs	16,776	—	—		16,776
Related party convertible notes and derivative liabilities	16,857	—	(16,857)	N	—
Deferred underwriting fee payable	—	12,075	(7,046)	R	5,029
Other long-term liabilities	396	—	—		396

Total non-current liabilities	34,029	22,748	(23,634)		33,143

TOTAL LIABILITIES	71,728	26,917	(27,282)		71,363

COMMITMENTS AND CONTINGENCIES
Temporary equity:
Class A common stock, $0.0001 par value, subject to possible redemption; 34,500,000 shares at redemption value	—	345,000	(345,000)	I	—

Series Seed Preferred stock	1,893	—	(1,893)	J	—
Series Seed - 1 Preferred stock	2,892	—	(2,892)	J	—
Series A - 1 Preferred stock	5,714	—	(5,714)	J	—
Series A - 2 Preferred stock	2,779	—	(2,779)	J	—
Series A - 3 Preferred stock	4,286	—	(4,286)	J	—
Series B Preferred stock	56,726	—	(56,726)	J	—

Total Temporary equity	74,290	345,000	(419,290)		—
Stockholders’ equity (deficit):

Preferred stock	—	—	—		—
Class A common stock	—	—	—	A	2
			—	B
			1	C
			—	D
			1	G
			1	J
			1	L
			1	N
			(3)	P
Class B common stock	—	1	(1)	L	—
Treasury Stock	(221)	—	—		(221)
Additional paid-in capital	9,113	—	1,250	A	201,145
			6,151	C
			2,968	B
			13,282	D
			74,999	G
			(8,841)	H
			345,000	I
			74,289	J
			(25,997)	K
			17,323	N
			(315,438)	P
			7,046	R
Retained earnings (deficit)	(123,272)	(25,997)	(6,152)	C	(148,362)
			(13,282)	D
			(269)	A
			(3,550)	E
			(1,837)	H
			25,997	K

Total stockholders’ equity (deficit)	(114,380)	(25,996)	192,940		52,564

TOTAL LIABILITIES, TEMP RARY EQUITY AND STOCKH LDERS’ EQUITY (DEFICIT)	$31,638	$345,921	$(253,632)		$123,927

FAST RADIUS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the year ended December 31, 2021

(In thousands, except per share amounts)

	Legacy Fast Radius (Historical)	ENNV (Historical)	Pro Forma Adjustments		Pro Forma Combined
Revenue	$20,012	$—	$—		$20,012
Cost of Revenues	20,300	—	26	U	20,326

Gross profit	(288)	—	(26)		(314)

Operating expenses:
Sales and marketing	22,721	—	—		22,721
General and administrative	32,974	4,976	1,837	S	68,251
			3,550	T
			18,104	U
			5,933	V
			698	W
			179	AA
Research and development	5,036	—	52	U	5,088
Franchise tax expense	—	179	(179)	AA	—

Total operating expenses	60,731	5,155	30,174		96,060

Loss from operations	(61,019)	(5,155)	(30,200)		(96,374)

Other income (expenses):
Change in fair value of warrants	(1,781)	11,741	1,781	X	11,741
Change in fair value of derivative liability	(208)	—	208	X	—
Change in fair value of forward purchase agreement	—	1,333	(1,333)	Z	—
Interest income and other income	1	—			1
Interest expense, including amortization of debt issuance costs	(4,877)	—	1,750	X	(3,127)
Offering costs on Founder Shares issued to related party	—	(1,250)	—		(1,250)
Offering costs allocated to derivative warrant liabilities	—	(751)	—		(751)
Interest and dividends earned on marketable securities held in Trust Account	—	34	(34)	Y	—

Total other income (expenses)	(6,865)	11,107	2,372		6,614

Net income (loss) loss before income taxes	(67,884)	5,952	(27,828)		(89,760)
Provision for income taxes	—	—	—		—

Net income (loss)	$(67,884)	$5,952	$(27,828)		$(89,760)

	Fast Radius, Inc. (Historical)	ENNV (Historical)			Pro Forma Combined
Weighted Common shares outstanding – Basic and Diluted	4,139	—			73,843
Net loss per share - Basic and Diluted	$(16.40)	—			$(1.22)
Weighted shares outstanding of Class A redeemable common stock - Basic and Diluted	—	30,625			—
Net income per share - Basic and Diluted, Class A	$—	$0.15			$—
Weighted shares outstanding of Class B non-redeemable common stock - Basic and Diluted	—	8,499			—
Net income per share - Basic and Diluted, Class B	$—	$0.15			$—

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Description of the Business Combination

On February 4, 2022, ENNV consummated the Business Combination with Legacy Fast Radius, pursuant to which Merger Sub merged with and into Legacy Fast Radius, with Legacy Fast Radius surviving the Merger as a wholly owned subsidiary of ENNV. After giving effect to the Business Combination, the Company owns, directly or indirectly, all of the issued and outstanding equity interests of Legacy Fast Radius and its subsidiary and the equity holders of Legacy Fast Radius immediately prior to the Business Combination own a portion of the Common Stock of the Company.

The following table illustrates ownership levels in the Company’s Common Stock immediately following the consummation of the Business Combination based on actual redemptions by the public shareholders and the following additional circumstances: (i) 65,000,000 shares of the Company’s Common Stock were issued to the holders of shares of Common Stock of Legacy Fast Radius at closing of the Business Combination for $10 per share; (ii) 7,500,000 shares of the Company’s Common Stock were issued to PIPE investors; (iii) the forward purchase units were issued pursuant to the Forward Purchase Agreements prior to the closing of the Business Combination; (iv) no public warrants or private placement warrants to purchase the Company’s Common Stock that were outstanding immediately following closing of the Business Combination have been exercised; (v); and no vested and unvested options to purchase shares of the Company’s Common Stock that were held by equity holders of Legacy Fast Radius immediately following the closing of the Business Combination have been exercised.

(shares in thousands)	Post Redemptions (Shares)%
Fast Radius Shareholders (1)	65,000	77.2%
Total Fast Radius Merger Shares	65,000	77.2%
ENNV Public Shares (2)	2,987	3.5%
ENNV Founder Shares (3) (4)	8,280	9.8%
Total ENNV Shares	11,267	13.3%
PIPE Investors and GSAM (5)	7,970	9.5%
Pro Forma Shares of Common Stock	84,237	100%

(1)

Excludes the Merger Earn Out Shares and includes 9,580,413 shares reserved for issuance in respect of or otherwise relating to Exchanged Options, Exchanged Restricted Stock Awards and Exchanged RSUs. The Merger Earn Out Shares are equity-classified and will be issued upon the satisfaction of certain price targets set forth in the Merger Agreement during the Earn Out Period. See “The Merger Agreement—Merger Consideration.”

(2)	Includes the 2,375,000 shares purchased by GSAM pursuant to the forward purchase agreement side letter.
(3)

Includes the Sponsor Earn Out Shares. The Sponsor Earn Out Shares are equity-classified and will be treated as an adjustment to additional paid-in-capital upon the satisfaction of certain price targets set forth in the Merger Agreement during the Earn Out Period. See “The Merger Agreement—Merger Consideration.”

(4)	Includes 140,000 shares of Common Stock held by former ENNV directors and officers.
(5)

Includes (a) 1,000,000 shares of Common Stock acquired by the Sponsor, in its capacity as a PIPE Investor, upon consummation of the PIPE Investment, (b) 6,500,000 shares of Common Stock acquired by the other PIPE Investors, upon consummation of the PIPE Investment, (c) 125,000 shares of Common Stock acquired by GSAM pursuant to the Forward Purchase Agreement and (d) 345,000 shares of Common Stock acquired by GSAM upon conversion of Founder Shares received in connection with GSAM’s entry into the Forward Purchase Agreement in connection with ENNV’s initial public offering.

2. Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and are only presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

The historical financial information of ENNV and Legacy Fast Radius has been adjusted in the unaudited pro forma condensed combined financial information to give effect to events that are transaction accounting adjustments. The pro forma adjustments are prepared to illustrate the effect of the Business Combination and certain other adjustments.

The Business Combination is accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, ENNV will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on evaluation of the following facts and circumstances: (i) Legacy Fast Radius equity holders will hold a majority of the voting power of the Company; (ii) Legacy Fast Radius equity holders will have the ability to elect the majority of the directors on the Company’s Board; (iii) Legacy Fast Radius’ existing management will comprise the management of the Company; (iv) Legacy Fast Radius’ current operations will comprise the ongoing operations of the Company; (v) Legacy Fast Radius is the larger entity based on historical revenues and business operations; and (vi) the Company will assume Legacy Fast Radius’ name. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Legacy Fast Radius issuing shares of the Company for the net assets of ENNV, accompanied by a recapitalization. The net assets of ENNV will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Legacy Fast Radius.

The unaudited pro forma condensed combined balance sheet as of December 31, 2021 assumes that the Business Combination, the PIPE Investment, the purchase of the Forward Purchase Units by GSAM and the other transactions related thereto occurred on December 31, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 gives pro forma effect to the Business Combination, the PIPE Investment, the purchase of the Forward Purchase Units by GSAM and the other transactions related thereto as if they had been completed on January 1, 2021. These periods are presented on the basis of Legacy Fast Radius as the accounting acquirer.

The unaudited pro forma condensed combined financial information has been prepared using, and should be read in conjunction with, the following:

•

the (i) historical audited financial statements of Legacy Fast Radius as of and for the year ended December 31, 2021, and (ii) historical audited financial statements of ENNV as of and for the year ended December 31, 2021, and the related notes, in each case, included in the Form 8-K/A and Form 10-K, respectively; and

•

the disclosures and discussion in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other information relating to ENNV and Legacy Fast Radius contained in the Form 10-K and Exhibit 99.2 of the Form 8-K/A, respectively.

The unaudited pro forma condensed combined financial information has been prepared based on the actual withdrawal of $315.4 million from the Trust Account to fund the ENNV public stockholders’ exercise of their redemption rights with respect to 31,512,573 shares of Class A common stock, as well as the reclassification of the remaining 2,987,427 shares of Class A common stock formerly deemed redeemable at December 31, 2021 to the Company’s Common Stock.

Legacy Fast Radius modified its existing equity awards such that the consummation of the Business Combination will satisfy the performance condition. Pro forma adjustments were recorded for the incremental stock compensation expense as the adjustments were material.

Legacy Fast Radius modified the terms of its existing credit facility with its lender. The terms entered into in conjunction with the consummation of the transaction are reflected in the pro forma financial information.

The pro forma financial information reflects transaction-related adjustments management believes are necessary to present fairly the Company’s pro forma results of operations and financial position following the consummation of the Business Combination, the PIPE Investment, the purchase of the Forward Purchase Units by GSAM and the other transactions related thereto as of and for the period indicated. The related transaction accounting adjustments are based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable, and reflective of adjustments necessary to report the Company’s financial condition and results of operations as if the Business Combination, the PIPE Investment, the purchase of the Forward Purchase Units by GSAM and the other transactions related thereto was completed. Therefore, the actual adjustments may differ from the pro forma adjustments and it is possible the difference may be material. ENNV believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination, the PIPE Investment, the purchase of the Forward Purchase Units by GSAM and the other transactions related thereto contemplated based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination, the PIPE Investment, the purchase of the Forward Purchase Units by GSAM and the other transactions related thereto taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Company. The unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements and notes thereto of ENNV and Legacy Fast Radius.

The unaudited pro forma condensed combined financial information does not reflect the income tax effects of the pro forma adjustments as any change in the deferred tax balance would be offset by an increase in the valuation allowance given that Legacy Fast Radius incurred significant losses during the historical periods presented.

3. Earn Out Shares

The Aggregate Merger Consideration includes an amount equal to 10,000,000 shares of Common Stock (the “Merger Earn Out Shares”) which will be subject to the satisfaction of certain price targets set forth in the Merger Agreement during the Earn Out Period, which price targets will be based upon (i) the daily volume-weighted average sale price of shares of Common Stock quoted on NASDAQ, or the exchange on which the shares of Common Stock are then traded, for any 20 trading days within any 30 consecutive trading day period within the Earn Out Period or (ii) the per share consideration received in connection with the occurrence of certain change of control events of the Company specified in the Merger Agreement (any such event, an “Acquiror Sale”). The Merger Earn Out Shares will be issuable in two equal tranches of 5,000,000 shares of Common Stock at the time that the Common Stock reaches a value, as calculated above, of $15.00 and $20.00, respectively.

Furthermore, the Merger Agreement provides that 10% of the shares of Common Stock held by the Sponsor (defined previously as the “Sponsor Earn Out Shares”) will be subject to vesting upon the satisfaction of certain price targets set forth in the Sponsor Support Agreement during the Earn Out Period, which price targets will be based upon (i) the daily volume-weighted average sale price of shares of Common Stock quoted on NASDAQ, or the exchange on which the shares of Common Stock are then traded, for any 20 trading days within any 30 consecutive trading day period within the Earn Out Period or (ii) the per share consideration received in connection with an Acquiror Sale. The Sponsor Earn Out Shares will vest in two equal tranches of 407,000 shares of Common Stock at the time that the Common Stock reaches a value, as calculated above, of $15.00 and $20.00, respectively.

If, during the Earn Out Period, there is an Acquiror Sale that will result in the holders of Common Stock receiving a per share price (based on the value of the cash, securities or in-kind consideration being delivered in respect of such Common Stock, as determined in good faith by the Company Board) equal to or in excess of the applicable stock price level set forth above, then immediately prior to the consummation of such Acquiror Sale, the Legacy Fast Radius equity holders entitled to Merger Earn Out Shares and the Sponsor Earnout Shares shall be eligible to participate in such Acquiror Sale. If, during the Earn Out Period, there is an Acquiror Sale that will result in the holders of Common Stock receiving a per share price (based on the value of the cash, securities or in-kind consideration being delivered in respect of such Common Stock, as determined in good faith by the Company Board) that is less than the applicable stock price level set forth above, then no Merger Earn Out Shares shall be issuable and no Sponsor Earn Out Shares shall become vested in connection with or following completion of such Acquiror Sale. In the event of an Acquiror Sale, including where the consideration payable is other than a specified price per share, for purposes of determining whether the applicable stock price levels set forth above have been achieved, the price paid per share of Common Stock will be calculated on a basis that takes into account the number of Sponsor Earn Out Shares that will vest and the number of Merger Earn Out Shares that will vest (i.e., the ultimate price per share payable to all holders of Common Stock will be the same price per share used to calculate the number of Sponsor Earn Out Shares and Merger Earn Out Shares that vest). The Sponsor will have all of the rights of a holder of Common Stock with respect to the unvested Sponsor Earn Out Shares, except that the Sponsor will not be entitled to consideration in connection with any sale or other transaction and the Sponsor Earn Out Shares cannot be sold, redeemed, assigned, pledged, hypothecated, encumbered or otherwise disposed of prior to vesting.

As the Merger Earn Out Shares and Sponsor Earn Out Shares are not puttable by the holders thereof, the underlying shares are not redeemable outside of the Company’s control, and the Merger Earn Out Shares and Sponsor Earn Out Shares are settled through the issuance (in the case of the Merger Earn Out Shares) or through the vesting (in the case of the Sponsor Earn Out Shares) a fixed number of shares, the Merger Earn Out Shares and Sponsor Earn Out Shares are not a liability within the scope of ASC 480, Distinguishing Liabilities from Equity. Further, although the Merger Earn Out Shares and Sponsor Earn Out Shares meet the definition of a derivative, they qualify for the equity-scope exception to derivative accounting because they meet the criteria for equity indexation and equity classification under ASC 815-40, Contracts in Entity’s Own Equity. Note that if an Acquiror Sale occurs as a result of a cash offer, the calculation of the share price used to determine if the applicable stock price level set forth above have been achieved would include the Merger Earn Out Shares and Sponsor Earn Out Shares. Lastly, the Merger Earn Out Shares and Sponsor Earn Out Shares are indexed to the Company’s own stock, as there are no other events that would accelerate the vesting of such shares other than the share price being in excess of the applicable stock price levels set forth above or an Acquiror Sale.

The Merger Earn Out Shares are reflected in the unaudited pro forma financial statements similar to a dividend since this arrangement was entered into with all the common shareholders of Fast Radius, which is considered the acquirer for accounting purposes. The unaudited pro forma condensed combined financial statements do not reflect pro forma adjustments related to the recognition of the Sponsor Earn Out Shares because there is no net impact on stockholders’ equity on a pro forma combined basis.

4. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination, the PIPE Investment, the purchase of the Forward Purchase Units by GSAM and the other transactions related thereto and has been prepared for informational purposes only.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that directly reflect the accounting for the Business Combination. Legacy Fast Radius and ENNV have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of the Company’s shares outstanding, assuming the Business Combination, the PIPE Investment, the purchase of the Forward Purchase Units by GSAM and the other transactions related thereto occurred on January 1, 2021.

The adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2021 are as follows:

(A)

Represents ENNV’s issuance of $1.3 million in Forward Purchase Units. $0.2 million represents the reduction of the Forward Purchase liability, and $0.4 million represents the issuance of GSAM warrants.

(B)	Represents the exercise of Legacy Fast Radius warrants concurrent with the Closing Date.

(C)

Represents the distribution of Common Stock to Legacy Fast Radius equity holders related to the equity-classified Merger Earn Out Shares. Because the Business Combination is accounted for as a reverse recapitalization, the issuance of the Merger Earn Out Shares has been treated as a deemed dividend and recorded as a reclassification within equity between additional paid-in capital and accumulated deficit.

(D)	Represents additional compensation expense related to vesting of the RSUs and accelerated vesting of Options.

(E)	Represents the accrual of transaction bonuses to certain founders and employees of Legacy Fast Radius upon consummation of the Business Combination.

(F)

Reflects the reclassification of $345.0 million of marketable securities held in the Trust Account at the balance sheet date that became available to fund the operations of the Company, prior to the cash paid for final redemptions.

(G)	Represents the net proceeds from the private placement of 7,500,000 shares of Common Stock at $10.00 per share, or an aggregate of approximately $75.0 million, pursuant to the PIPE Investment.

(H)

Represents additional transaction costs of $1.8 million that were incurred subsequent to December 31, 2021 and equity issuance costs of $8.8 million that were treated as a reduction to additional paid-in capital. Certain of the transaction and equity issuance costs were incurred prior to December 31, 2021 and were recognized within prepaid expenses and other current assets and accrued and other liabilities in the Legacy Fast Radius or ENNV historical balance sheets as of December 31, 2021 and have been derecognized in the unaudited pro forma condensed combined balance sheet as of December 31, 2021. Additionally, certain transaction and equity issuance costs were not paid in cash at the Closing of the Business Combination and have been recognized as accounts payable in the unaudited pro forma condensed combined balance sheet as of December 31, 2021. Those transaction and equity issuance costs exclude $21.0 million in other cash payments that were disbursed at the Closing of the Business Combination and are not reflected in the unaudited condensed combined financial information as they were not directly related to the Business Combination. Those cash disbursements included $8.2 million in D&O insurance premiums and $12.8 million related to IT and other costs.

(I)	Represents ENNV’s reclassification of shares of ENNV Class A Common Stock converted to permanent equity in conjunction with the Business Combination.

(J)

Represents the recapitalization of Legacy Fast Radius’ equity and issuance of shares of the Company’s common stock to Legacy Fast Radius equity holders as consideration for the reverse recapitalization.

(K)	Reflects the reclassification of ENNV’s historical accumulated deficit to additional paid-in-capital in connection with the consummation of the Business Combination.

(L)	Represents ENNV’s reclassification of shares of ENNV Class B common stock converted to permanent equity in conjunction with the Business Combination

(M)

Represents the amendment to the 2021 SVB Loan on February 4, 2022 which extended the maturity date from February 4, 2022 to April 3, 2023 and required payment of $2.0 million of the $20.0 million outstanding principal balance in conjunction with the Closing.

(N)

Represents the conversion of outstanding Legacy Fast Radius convertible notes into 989,539 shares of Legacy Fast Radius common stock (2,034,513 shares in the Company) at Close. The Legacy Fast Radius convertible notes contained a mandatory conversion feature that caused conversion of the outstanding principal and interest amounts of the Legacy Fast Radius convertible notes at a price of 90% (for the convertible notes issued to ECP and Drive Capital) or 80% (for the convertible notes issued to Energize Ventures) of the lowest price of a qualified equity financing.

(O)	Represents the repayment of the ECP working capital loan at Close.

(P)

Reflects the redemption of 31,512,573 shares for aggregate redemption payments of $315.4 million allocated to ENNV Class A common stock and additional paid-in capital using par value of $0.0001 per share and at a redemption price of $10.01 per share.

(Q)	Reflects the reclassification of ENNV’s historical franchise tax payable balance to accrued and other liabilities to conform with the presentation that will be used following the Business Combination.

(R)	Represents a $7.0 million reduction in ENNV deferred underwriting fees and other accrued offering costs upon negotiations after December 31, 2021.

The adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021 are as follows:

(S)	Reflects actual transaction costs not yet incurred as of December 31, 2021 but were incurred prior to Closing.

(T)	Reflects expenses for the bonuses to the founders and other key employees of Legacy Fast Radius that were contingent upon Closing.

(U)

Reflects the adjustment to stock-based compensation expense for 1,121,637 outstanding employee RSUs (2,623,797 shares in the Company) and 25,306 options (59,196 shares in the Company) granted to consultants at Closing. Of the RSUs that vested, 597,430 (1,397,542 shares in the Company) vested at Close, while the remaining 524,207 RSUs (1,226,255 shares in the Company) are standard employee RSUs which vest over four years that already met a time vesting condition in addition to the Business Combination performance condition now being satisfied at Close. The consultant options immediately vested at Close. The expense was based on the fair value of the RSUs and options at the date of grant.

(V)

Reflects the adjustment to stock-based compensation expense for the Closing RSU Award granted at Close. This adjustment reflects the vesting of 1,130,414 shares in the Company during the period. Refer to Note 6 - Closing RSU Award for further information.

(W)	Reflects the acceleration of unrecognized ENNV director compensation associated with the founder shares transferred.

(X)

Reflects the reversal of the change in fair value of Fast Radius’ derivative liability and interest expense and warrant expense, which relate to the convertible notes and warrants that were converted into shares of Fast Radius common stock concurrent with the Closing.

(Y)	Reflects the elimination of ENNV’s historical interest and dividend income earned on ENNV’s Trust Account.

(Z)	Reflects the settlement of ENNV’s forward purchase agreement.

(AA)	Reflects the reclassification of ENNV’s historical franchise tax expense to general and administrative expense to conform with the presentation that will be used following the Business Combination.

5. Loss per Share

The table below represents the net loss per share calculated based on the recapitalization resulting from the Business Combination, assuming the shares were outstanding since January 1, 2021. As the Business Combination and related equity transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entirety of all periods presented. The number of outstanding shares excludes 9,580,413 unvested RSUs and stock options, 8,625,000 shares issuable upon the exercise of the Acquiror Public Warrants, 6,891,667 shares issuable upon the exercise of the Acquiror Private Warrants, the Closing RSUs and 814,000 Sponsor Earn Out shares from the calculations of pro forma loss per share because they are antidilutive. Loss per share also excludes the Merger Earn Out Shares as they do not have the rights of a stockholder because they are not currently issued and outstanding and will not be issued until satisfaction of the applicable stock price levels set forth above.

The following table sets forth the computation of pro forma basic and diluted net loss per share for the year ended December 31, 2021:

(in thousands, except per share amounts)	For the Year ended December 31, 2021
Pro forma net loss	$(89,760)
Weighted average shares outstanding of common stock	73,843
Net loss per share (Basic and Diluted) attributable to common stockholders	$(1.22)

6. Closing RSU Award

Pursuant to the terms of his amended and restated employment agreement, Mr. Rassey was granted a restricted stock unit award under the Equity Incentive Plan granted concurrent with the Closing. See “Executive Compensation - Employment Agreements - Lou Rassey - Closing RSU Award” for more information regarding Mr. Rassey’s restricted stock unit award, which is referred to herein as the Closing RSU Award.

The Company has prepared a valuation of the grant date fair value and expense during the periods presented in the Pro Forma financial information for each tranche of the Closing RSU Award. The fair value is determined by using the Monte Carlo Simulation valuation model and the assumptions below. The valuation model incorporated the following key assumptions:

Closing RSU Award
Expected stock price	$7.63
Expected volatility	67.2%
Expected term (in years)	10.0
Risk-free rate	1.92%
Discount for lack of marketability (“DLOM”)	14.8%

Expected stock price: The expected stock price is determined based on an assumed share price of $7.63 of the Company common stock as of the consummation of the business combination based on the closing trading price of ENNV common stock upon the consummation of the Business Combination.

Expected volatility: The expected volatility was determined by using an average of historical volatilities of selected industry peers deemed to be comparable to the Company’s business corresponding to the expected term of the awards.

Expected term: The expected term for valuation of the Closing RSU Award is its contractual term of 10 years.

DLOM: The shares underlying the Closing RSU Award are subject to a twelve-month holding period. The Company utilized the Finnerty method to determine the DLOM.

The aggregate grant date fair value of the Closing RSU Award is $21.2 million.

The derived service period under the Monte Carlo Simulation model for the equity-classified award was determined based on the median vesting time for the simulations that achieved the vesting hurdle. Stock-based compensation expense associated with each tranche under the Closing RSU Award is recognized over the longer of (i) derived service period of the tranche and (ii) expected service period, using the accelerated expense recognition method. It is estimated that the stock-based compensation expense for the Closing RSU Award will be recognized over 5.0 years.